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EXHIBIT 10.1

STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

with respect to

The Service Providers and the Protective Life Secured Trusts

Dated as of July 21, 2005

This document constitutes the Standard Expense and Indemnity Terms, dated as of July 21, 2005, that may be incorporated by reference in one or more Expense and Indemnity Agreements (included in Section C of the Omnibus Instrument, as defined below) by and among Protective Life Insurance Company, a Tennessee stock life insurance company ("Protective Life"), the Trust (as defined below), Wilmington Trust Company (the "Trustee"), The Bank of New York, as indenture trustee (the "Indenture Trustee"), and AMACAR Pacific Corp., a Delaware corporation (as "Administrator").

        These Standard Expense and Indemnity Terms shall be of no force and effect unless and until incorporated by reference in and then only to the extent not modified by, an Expense and Indemnity Agreement.

        1.     The following terms, as used herein, have the following meanings:

        "Agreement" means that certain Expense and Indemnity Agreement in substantially the same form included in Section C of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Expense and Indemnity Terms.

        "Excluded Amounts" means (i) any obligation of the Trust to make any payment to any Holder in accordance with the terms of the Indenture or the Trust's Notes, (ii) any obligation or expense of the Trust to the extent that such obligation or expense has actually been paid utilizing funds available to the Trust from payments under the Funding Agreement(s), (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) the Trust's Notes are, or are deemed to be, (1) participations in one or more Funding Agreements or (2) contracts of insurance, or (b) the offer, purchase, sale and/or transfer of the Trust's Notes and/or the pledge and collateral assignment of the Funding Agreements by the Trust to the Indenture Trustee on behalf of the Holders of the Trust's Notes (1) constitute the conduct of the business of insurance or reinsurance in any jurisdiction or (2) requires the Trust or any Holder of the Trust's Notes to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on a Service Provider that results from the bad faith or gross negligence of such Service Provider, (v) any costs and expenses attributable solely to a Service Provider's administrative overhead unrelated to the Program, (vi) any tax imposed on fees paid to a Service Provider, (vii) any withholding taxes imposed on or with respect of payments made under the Funding Agreement(s), the Indenture or the Trust's Note and (viii) any Additional Amounts paid to any Holder.

        "Fees" means with respect to each Service Provider the fees agreed to between Protective Life and the Service Provider as set forth in the fee schedule attached as Exhibit A to these Standard Expense and Indemnity Agreement Terms or in a separate fee agreement between Protective Life and such Service Provider or, in relation to any Service Provider which signs a Service Provider Fee Letter, the fee schedule attached to such letter.

        "Indemnified Person" means any person entitled to indemnity payments pursuant to Section 5 or Annex A, B or C to these Standard Expense and Indemnity Terms.

        "Obligation" means any and all (i) reasonable costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel), relating to the offering, sale and issuance of the Notes by the Trust and (ii) costs, expenses and taxes of the Trust; provided that Obligations do not include Excluded Amounts.

        "Omnibus Instrument" means the Omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Pricing Supplement" means the pricing supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Program Distribution Agreements" means, with respect to the Series of Notes, (a) that certain Distribution Agreement, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Trust's Notes under the Secured Medium-Term Notes Program, as the same may be amended, modified or supplemented, or (b) that certain Selling Agent Agreement, by and among the Trust, Protective Life and the agents named therein, relating to the issuance and sale of the Trust's Notes under the InterNotes® Program, as the same may be amended, modified or supplemented.

        "Service Provider" means each of the Trustee, the Indenture Trustee, the Administrator and any other party which becomes a party to this Agreement pursuant to a Service Provider Fee Letter pursuant to Section 8 of this Agreement (such other Service Provider, a "Future Service Provider").

        "Service Provider Fee Letter" is defined in Section 8 of this Agreement.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument, together with its permitted successors and assigns.

        "Trust Agreement" means either the Statutory Trust Agreement or the Common Law Trust Agreement, as applicable, pursuant to which the Trust was created.

        All capitalized terms not otherwise defined herein will have the meanings set forth in that certain Indenture, dated as of the date specified in the Omnibus Instrument, between the Trust and the Indenture Trustee (the "Indenture").

        2.     Protective Life hereby agrees to pay each Service Provider its Fees. In the event of a substantive change in the nature of a Service Provider's duties, agreed to by such Service Provider, such Service Provider reserves the right to negotiate an adjustment to its Fees with Protective Life.

        3.     In the event that any Service Provider resigns or its appointment is revoked pursuant to any of the Program Documents under which the Service Provider has duties or obligations, the Service Provider will repay to Protective Life such part of any fee paid to it as may be agreed between the relevant Service Provider and Protective Life.

        4.     In the event that a Service Provider or the Trust delivers written notice and evidence, reasonably satisfactory to Protective Life, of any Obligation of the Service Provider or the Trust, Protective Life shall, upon receipt of such notice promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Protective Life at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

    Protective Life Insurance Company
    111 N. First St. Suite 209
    Burbank, CA 91502
    Attention: Program Administration
    Telephone: 818-729-1900
    Telecopier: 818-729-1800

        Each Service Provider or the Trust, as appropriate, will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be necessary or desirable, or that Protective Life may reasonably request, to protect any interest of Protective Life with respect to any Obligation or to enable Protective Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Protective Life any amount received from Protective Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by the relevant Service Provider or the Trust from a party other than Protective Life.

        Protective Life, the Trust and the Service Providers hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Protective Life to

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pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Protective Life to the account of the person to whom such Obligation is owed.

        5.     Subject to the remaining paragraphs of this Section 5, Protective Life hereby agrees to indemnify, and to hold harmless, to the full extent permitted by law, the Trust and any Future Service Provider, including its officers, directors, successors, assigns, legal representatives and servants, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to or arising out of the performance or non-performance by the Indemnified Person of its duties or fulfillment of its obligations under the Program Documents or any other agreement relating to the Program to which the Trust and the relevant Service Provider are or become a party, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust), against losses, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and expenses), liabilities (including liabilities for penalties), judgments, damages and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount. Subject to the remaining paragraphs of this Section 5, The Bank of New York, Wilmington Trust Company and AMACAR Pacific Corp. and their respective officers, directors, successors, assigns, legal representatives, agents and servants will be indemnified by Protective Life to the extent provided in Annex A, B and C to these Standard Expense and Indemnity Terms, respectively. The indemnity provisions set forth in Annex A, B and C to these Standard Expense and Indemnity Terms, are incorporated into this Section 5.

        The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Program Document or any other agreement relating to the Program to which the Trust and the relevant Service Provider are or become parties.

        An Indemnified Person shall give prompt written notice to Protective Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Protective Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects, Protective Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if the Indenture Trustee is the Indemnified Person, such counsel shall be on the Indenture Trustee's approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Protective Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Protective Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include (a) both Protective Life and the Indemnified Person or (b) two or more Indemnified Persons affiliated with different Service Providers and, in each case, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Protective Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with one Service Provider.

        If the indemnification provided for herein is invalid or unenforceable in accordance with its terms, then Protective Life shall contribute to the amount paid or payable by an Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by Protective Life and the Trust, (if the Trust is not an Indemnified Person), on one hand, and the relevant Service Provider or the Trust (if the Trust is an Indemnified Person) on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by Protective Life or the Trust (if applicable) shall be the aggregate value of the relevant Collateral, and the benefits received by the relevant Service Provider shall be the fees it has been paid up to that point

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as the Service Provider less costs and unreimbursed expenses incurred by it as Service Provider in relation to such Collateral, and the benefits received by the Trust (if applicable) shall be determined by the Administrator (and in the event that the Administrator is an Indemnified Party, the Trust and not the Administrator shall make such determination) and Protective Life. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then Protective Life shall contribute to such amount paid or payable by the Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Protective Life and the Trust (if applicable), on the one hand, and the relevant Service Provider or the Trust (if applicable) on the other hand, in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

        Protective Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder.

        The Indemnified Person may not settle any action, investigation or proceeding without the consent of Protective Life, not to be unreasonably withheld.

        Notwithstanding any provision contained herein to the contrary, the obligations of Protective Life under this Section 5 to any Indemnified Person shall survive the termination of this Agreement pursuant to Section 9.

        6.     No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

        7.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

        8.     In addition to the Service Providers listed in this Agreement, (i) Protective Life and all trusts organized under the Program that are a party to an agreement that incorporates these Standard Expense and Indemnity Terms may from time to time appoint new service providers in respect of the Program generally or (ii) Protective Life and the Trust may from time to time appoint new service providers in respect of that Trust's Series of Notes only; in which event, upon execution by such service provider of a fee letter (the "Service Provider Fee Letter") substantially in the form of Exhibit B to these Standard Expense and Indemnity Agreement Terms such service provider shall become a party to the applicable agreement that incorporates these Standard Expense and Indemnity Terms, subject as provided below, with all the authority, rights, powers, duties and obligations of a Service Provider as if originally named as Service Provider therein; provided further that, in the case of a service provider which has become a Service Provider in relation to the Trust's Series of Notes, following the issuance of the Trust's Series of Notes, such new Service Provider shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issuance of such Trust's Series of Notes. Protective Life agrees that it will pay the fees of any new Service Provider in accordance with a fee schedule to be agreed upon between Protective Life and the relevant Service Provider attached to the Service Provider Fee Letter.

        9.     This Agreement shall terminate and be of no further force and effect upon the date on which (i) there is no Obligation due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Service Provider must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

        10.   Protective Life shall (i) file as an exhibit to the Trust's Annual Reports on Form 10-K (each a "10-K"), filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a compliance certificate (the "Compliance Certificate") substantially in the form attached to these Expense and Indemnity Agreement Terms as Annex D, with such changes as it may from time to time

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deem appropriate, including pursuant to clause (iii) of this Section, (ii) at its expense, cause an independent registered public accounting firm that is a member of the American Institute of Certified Public Accountants to furnish to the management of Protective Life and to the Trustee a report (the "Auditor's Report") substantially in the form attached to these Standard Expense and Indemnity Agreement Terms as Annex E, with such changes as it or such accountants may from time to time deem appropriate, including pursuant to clause (iii) of this Section and such changes as may be required in the case of an Event of a Default under the Indenture, which Auditor's Report shall be filed as an exhibit to the Trust's 10-K(s), (iii) make such changes to the Compliance Certificate or Auditor's Report and file or cause to be filed as exhibit(s) to the Trust's 10-K(s) such other certifications and other documents as required under Regulation AB (17 CFR 229.1100-1123) or such other rules or regulations adopted by the Securities and Exchange Commission that may be applicable to the Trust's 10-K(s) at the time of the filing of the Trust's 10-K(s) and (iv) cause the appropriate officer at Protective Life to provide the certification required to be filed as an exhibit to the Trust's 10-K(s) pursuant to Rule 13a-14(d) or Rule 15d-14(d) of the Exchange Act, or such other certification as may be required pursuant to the Exchange Act at the time of the filing of the Trust's 10-K(s).

        11.   All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Expense and Indemnity Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

  Protective Life Secured Trust (followed by the appropriate number of the Trust designated in the Omnibus Instrument)
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890
  Attention: Corporate Trust Administration
  Facsimile: (302) 636-4140

  The Administrator:

  AMACAR Pacific Corp.
  6525 Morrison Blvd., Suite 318
  Charlotte, North Carolina 28211
  Attention: Douglas K. Johnson
  Facsimile: (704) 365-1632

  Protective Life Insurance Company
  111 N. First St. Suite 209
  Burbank, CA 91502
  Attention: Program Administration
  Facsimile: (818) 729-1800

  The Bank of New York
  101 Barclay Street
  8th Floor East
  New York, New York 10286
  Attention: Dealing and Trading
  Facsimile: (212) 815-2850

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ANNEX A

        Protective Life covenants to fully indemnify and defend The Bank of New York and its officers, directors, employees, controlling Persons, agents and representatives for, and to hold them harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) (i) arising out of or in connection with the acceptance by The Bank of New York, in its capacity as Indenture Trustee or as an Agent, of administration of the Indenture or the trusts thereunder and/or the performance of its duties and/or the exercise of its respective rights thereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense is due to the Indenture Trustee's or such Agent's own negligence or willful misconduct and (ii) in connection with the imposition of any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties in respect of the creation, issue and offering of the Trust's Notes, except to the extent any such loss, liability or expense is caused by the Indenture Trustee's or such Agent's negligence or willful misconduct. Notwithstanding anything to the contrary, Protective Life shall have no obligation to indemnify or defend The Bank of New York for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to the Indenture Trustee's or such Agent's administrative overhead unrelated to the Program or (ii) any tax imposed on the fees paid to the Indenture Trustee or any Agent.

ANNEX B

        To the fullest extent permitted by law and notwithstanding anything to the contrary, Protective Life hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement will be consummated, to assume liability for and hereby indemnifies, protects, saves and keeps harmless Wilmington Trust Company and its officers, directors, successors, assigns, legal representatives, agents and servants (each a "Wilmington Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against a Wilmington Indemnified Person in any way relating to or arising out of the Trust Agreement or any other Program Document relating to the Trust or the enforcement of any of the terms thereof, the administration of the Trust and its property or the action or inaction of Wilmington Trust Company (in its capacity as trustee) under the Trust Agreement, except, in any such case to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements (i) are the result of any of the matters described in the third sentence of Section 6.04 of the Trust Agreement or (ii) relate to (a) any costs and expenses attributable solely to the Delaware Trustee's or Common Law Trustee's, as applicable, administrative overhead unrelated to the Program or (b) any tax imposed on the fees paid to the Delaware Trustee.

ANNEX C

        To the fullest extent permitted by law and notwithstanding anything to the contrary, Protective Life hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement will be consummated, to assume liability for and hereby indemnifies, protects, saves and keeps harmless the Administrator and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "AMACAR Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an AMACAR Indemnified Person in any way relating to or arising out of the Administrative Services Agreement or the Trust Agreement or the enforcement of any of the terms thereof, the administration of the Trust or the action or inaction of the Administrator under the Administrative Services Agreement, except, in any such case to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements (i) results from the bad faith or gross negligence of an AMACAR Indemnified Person (or ordinary negligence in the handling or disbursement of funds) or (ii) relate to (a) any costs and expenses attributable solely to the Administrator's administrative overhead unrelated to the Program or (b) any tax imposed on the fees paid to the Administrator.

ANNEX D

Annual Statement of Compliance

        I [identify the certifying individual], a duly elected and acting officer of The Bank of New York ("Indenture Trustee"), do hereby certify on behalf of the Indenture Trustee, that:

           1.  I have reviewed and examined the performance by the Indenture Trustee of the collection and distribution of trust money pursuant to Section 5.02 and, if applicable, Section 6.06 of the Indenture pursuant to which the Trust's notes (the "Notes") were issued during the fiscal year ending December 31, 200 • (the "Relevant Year"); and

           2.  Based upon my review and examination described in 1 above, and except as provided in the Report of Independent Registered Public Accounting Firm, dated     •    , 200 •, prepared by the Trust's independent registered public accounting firm in accordance with Section 10 of the Expense and Indemnity Agreement, to the best of my knowledge, the collection of payments on the funding agreements and distribution of payments to noteholders pursuant to Section 5.02 and, if applicable, Section 6.06 of the Indenture was performed in a satisfactory manner in all material respects throughout the Relevant Year.

THE BANK OF NEW YORK, as Indenture Trustee
By:
Name:
Title:
Date:

ANNEX E

Report of Independent
Registered Public Accounting Firm

        To the Management of Protective Life Insurance Company ("Management") and The Bank of New York, as Indenture Trustee of Protective Life Secured Trust [            ] (the "Indenture Trustee"), and Wilmington Trust Company, as Trustee of Protective Life Secured Trust [            ] (the "Trust"):

        We have examined Management's assertion, included in the accompanying "Management Assertion Regarding the Collection and Distribution of Trust Money by The Bank of New York (Indenture Trustee)," that the collection of payments on the funding agreements and distribution of payments to the noteholders has occurred as required by Section 5.02 of the Indenture agreement dated [                        ] between the Trust and the Indenture Trustee during the year ended December 31, [            ]. Management is responsible for the assertion. Our responsibility is to express an opinion on the assertion based on our examination.

        Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence supporting Management's assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

        In our opinion, Management's assertion referred to above is fairly stated, in all material respects, based on the criteria defined in the accompanying "Management Assertion Regarding the Collection and Distribution of Trust Money by The Bank of New York (Indenture Trustee)."

[Name of Independent Registered Public Accounting Firm

City, State]

[Date]

Management Assertion Regarding the Collection and Distribution of Trust
Money by The Bank of New York (Indenture Trustee)

        Management and the Indenture Trustee assert that payments on the funding agreements have been collected and payments to the noteholders have been distributed as required by Section 5.02 of the Indenture agreement dated [            ] between the Trust and the Indenture Trustee for the year ended December 31, [            ]. This assertion is based on the following criteria:

          a.     The payments made by Protective Life on the funding agreements that secured the Notes, for the year ended December 31, [            ], are included in Protective Life's Secured Trusts P & I Payments: [            ] through [            ] (P & I Payments report).

          b.     The payments made by Protective Life on the funding agreements that secured the Notes, for the year ended December 31, [            ], are included in the Indenture Trustee's History of Transactions List.

          c.     The amounts due on the Notes [(except for survivor's option repayments—see criteria e. below)] are reported as a component of the charges from Cede & Co., the nominee of the Depository Trust Company, on the Indenture Trustee's Payment Obligation Report System (PORS Report).

          d.     Charges from Cede & Co. [(except for survivor's option repayments—see criteria e. below)] are included in the Indenture Trustee's screen prints titled The Depository Trust Company Activity History Details, which represent the charge confirmations to Cede & Co., the nominee of the Depository Trust Company.

          [e.    The amounts paid for survivor's option repayments are considered unscheduled principal reductions and are included in the Indenture Trustee's History of Transactions List as payments to brokers through their participant number at the Depository Trust Company.]

EXHIBIT A

        Fees

        1.     The Bank of New York, in its capacity as Indenture Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent with respect to each series of notes issued under the Program shall be entitled to receive the following fees at the times set forth below:

        2.     Wilmington Trust Company as trustee of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

        3.     In consideration of the one time, upfront Program establishment fee of $15,000 paid on November 1, 2002, AMACAR Pacific Corp. as Administrator of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

  an administrative fee of $50,000 payable annually, in advance, until all Notes issued under the Program are fully paid.

        4.     AMACAR Pacific Corp. as Trust Beneficial Owner of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

  upon the organization of a trust, a one time, upfront establishment fee of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)).

EXHIBIT B

[New Service Provider]
[Address]

Dear Sirs,

U.S.$
Secured Note Program (the "Program")
with respect to
[Protective Life Secured Trust [            ]
[The Protective Life Secured Trusts]

        We refer to the [                        ] Agreement entered into between [Protective Life Secured Trust [    ] and yourselves], appointing you as a Service Provider [in respect of Protective Life Secured Trust [    ]'s series of notes (the "Series of Notes")1] under the Program. We further refer to the Expense and Indemnity Agreement, dated            , entered into in respect of the above Program (such agreement, as modified or amended from time to time, the "Expense and Indemnity Agreement") between Protective Life Insurance Company, each trust organized under the Program that is a party thereto and each of the Service Providers, governing the compensation arrangements, expense reimbursement and terms of indemnity between Protective Life Insurance Company and such trusts and the Service Providers. By signing this letter you will become a party to the Expense and Indemnity Agreement for all purposes, with, all the authority, rights, powers, duties and obligations of a Service Provider under the Expense and Indemnity Agreement[except that, following the issuance of the Series of Notes, you shall have no further authority, rights, powers, duties or obligations except as may have accrued or been incurred prior to, or in connection with, the issuance of the Series of Notes].1 Please return to us a copy of this letter signed by an authorized signatory. For the purposes of your Fees, you will be compensated in accordance with the fee schedule as set forth in Schedule I to this letter.2

        This letter is governed by, and shall be construed in accordance with, the laws of the State of New York. Capitalized terms used and not otherwise defined in this letter shall have the meanings assigned to them in the Expense and Indemnity Agreement.

Yours faithfully,
PROTECTIVE LIFE INSURANCE COMPANY
By:

Name:
Title:
AGREED AND ACCEPTED:
[SERVICE PROVIDER]
By:
Name: Title:

1
Insert only where the new Services Provider is being appointed in relation to a particular trust's series of notes.

2
Attach the relevant fee schedule agreed upon between Protective Life Insurance Company, and the new Service Provider.

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  EXHIBIT 10.1
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS with respect to The Service Providers and the Protective Life Secured Trusts Dated as of July 21, 2005
  ANNEX A
  ANNEX B
  ANNEX C
  ANNEX D
Annual Statement of Compliance
  ANNEX E
Management Assertion Regarding the Collection and Distribution of Trust Money by The Bank of New York (Indenture Trustee)
  EXHIBIT A
  EXHIBIT B